Exhibit 99.1

From:	Brendan Conway (media)
414-221-4444
brendan.conway@wecenergygroup.com

Beth Straka (investment community)
414-221-4639
beth.straka@wecenergygroup.com

June 5, 2025

WEC Energy Group announces offering of Convertible Senior Notes due 2028

MILWAUKEE, June 5, 2025 - WEC Energy Group, Inc. (NYSE: WEC) today announced that it intends to offer, subject to market and other conditions, $700,000,000 in aggregate principal amount of its convertible senior notes due 2028 (the “convertible notes”) in a private offering to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). In addition, WEC Energy Group expects to grant the initial purchasers of the convertible notes an option to purchase, within a 13-day period beginning on, and including, the date the convertible notes are first issued, up to an additional $105,000,000 in aggregate principal amount of the convertible notes.

Final terms of the convertible notes, including the initial conversion price, interest rate and certain other terms of the convertible notes, will be determined at the time of pricing. The convertible notes will be senior, unsecured obligations of WEC Energy Group. Interest on the convertible notes will be paid semiannually. The convertible notes will mature on June 1, 2028, unless earlier converted or repurchased in accordance with their terms.

Prior to March 1, 2028, holders will have the right to convert their convertible notes only upon the occurrence of certain events and during certain periods. From and after March 1, 2028, holders will have the right to convert their convertible notes at any time until the close of business on the second scheduled trading day immediately preceding the maturity date of the convertible notes. Upon conversion, WEC Energy Group will pay cash up to the aggregate principal amount of the convertible notes to be converted and pay or deliver, as the case may be, cash, shares of WEC Energy Group’s common stock, or a combination of cash and shares of common stock, at WEC Energy Group’s election, in respect of the remainder, if any, of WEC Energy Group’s conversion obligation in excess of the aggregate principal amount of the convertible notes being converted.

WEC Energy Group intends to use the net proceeds from this offering for general corporate purposes, including the repayment of short-term indebtedness.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful. The offer and sale of the convertible notes and the shares of common stock issuable upon conversion of the convertible notes, if any, have not been, and will not be, registered under the Securities Act or the securities laws of any other jurisdiction, and the convertible notes and such shares of common stock may not be offered or sold without registration or an applicable exemption from registration requirements.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is an energy company serving 4.7 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, Minnesota Energy Resources and Upper Michigan Energy Resources. Another major subsidiary, We Power, designs, builds and owns electric generating plants. In addition, WEC Infrastructure LLC owns a fleet of renewable generation facilities in states ranging from South Dakota to Texas.

Forward-looking statements

Certain statements contained in this press release are “forward-looking statements” under federal securities laws. These statements are based upon management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward-looking statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning the anticipated terms of the convertible notes being offered, the completion, timing and size of the offering and the intended use of proceeds.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: market conditions, including market interest rates; the trading price and volatility of WEC Energy Group’s common stock; and risks relating to WEC Energy Group’s business, including those described under the heading “Factors Affecting Results, Liquidity and Capital Resources” in Management’s Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2024, and in subsequent reports filed with the Securities and Exchange Commission. There can be no assurance that the planned offering of convertible notes will be completed on the anticipated terms, or at all. Except as may be required by law, WEC Energy Group expressly disclaims any obligation to update any forward-looking information.